                                                                    EXHIBIT 23.8


                         CONSENT OF PROPOSED DIRECTOR

     The undersigned hereby consents to being named as a proposed member of the Board of Directors of AROC Inc. (formerly American Rivers Oil Company, a Delaware corporation) in the Prospectus constituting part of the Registration Statement of American Rivers Oil Company, a Delaware corporation, filed under the Securities Act of 1933, as amended.

                                     /s/ William J.A. Kennedy
                                    ------------------------------
                                    Name: William J. A. Kennedy
                                    Date: October 13, 1999